CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report incorporated by reference herein dated May 27, 2008 on the financial statements of Roanoke Small- Cap Growth Fund, a series of Northern Lights Fund Trust, as of March 31, 2008 and for the periods indicated therein and to all references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to Northern Lights Fund Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

July 28, 2008